UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On May 1, 2008, Crdentia Corp. (the “Company”) obtained a $400,000 loan (the “Loan”) from C. Fred Toney, Chairman of the Board of Crdentia Corp., to fund working capital needs.  No equity securities, and no securities exercisable, convertible or exchangeable for equity securities, were issued in connection with the Loan.  The Loan is payable upon the earlier of (i) July 15, 2008 or (ii) the date of the closing of any term loan or other financing by the Company.  The Loan bears interest at the rate of eighteen percent (18%) per annum and interest on past-due principal and past-due interest accrues at the rate of twenty-four percent (24%) per annum.  The Company paid C. Fred Toney a five percent (5%) commitment fee for the extension of the Loan.  The Loan is evidenced by the Promissory Note filed as Exhibit 10.1 to this report on Form 8-K.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in further detail above under Item 1.01, Entry into a Material Definitive Agreement, on May 1, 2008, the Company obtained the Loan from C. Fred Toney.  The disclosures made above regarding the Loan are incorporated herein to the extent applicable.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated May 1, 2008, issued by Crdentia Corp. to C. Fred Toney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

May 5, 2008	By:	/S/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note, dated May 1, 2008, issued by Crdentia Corp. to C. Fred Toney.